                                                                      EXHIBIT 11

                STATEMENTS RE COMPUTATION OF PER SHARE EARNINGS

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
                                                                                     FOR THE PERIOD
                                                                                    FROM OCTOBER 15,
                                                                                        1996 TO          FOR THE SIX
                                                                                      DECEMBER 31,      MONTHS ENDED
                                                                                          1996          JUNE 30, 1997
                                                                                    ----------------    -------------
Loss before extraordinary item...................................................      $ (159,046)       $   (26,735)
Extaordinary item................................................................              --             (9,552)
                                                                                       ----------        -----------
Net loss.........................................................................      $ (159,046)       $   (36,287)
                                                                                       ----------        -----------
                                                                                       ----------        -----------

Loss per common share:
  Weighted average number of common shares.......................................       2,395,993          2,440,443
                                                                                       ----------        -----------
                                                                                       ----------        -----------
  Loss per common share before extraordinary item................................      $   (66.38)       $    (10.95)
  Extraordinary item.............................................................              --              (3.91)
                                                                                       ----------        -----------
  Loss per common share..........................................................      $   (66.38)       $    (14.87)
                                                                                       ----------        -----------
                                                                                       ----------        -----------

Calculation of weighted average number of common shares:
  For the period from October 15, 1996 to December 31, 1996:
     Shares Issued in October 1996...............................................       2,367,645
     Shares Issued in December 1996..............................................          70,869
                                                                                        ---------
     Total shares outstanding at December 31, 1996...............................       2,438,514
                                                                                        ---------
                                                                                        ---------
     Weighted average number of common shares (a)................................       2,395,993
                                                                                        ---------
                                                                                        ---------

  For the six months ended June 30, 1997:
     Shares outstanding at January 1, 1997.......................................       2,438,514
     Shares issued in April 1997.................................................           3,857
                                                                                        ---------
     Total shares outstanding at June 30, 1997...................................       2,442,371
                                                                                        ---------
                                                                                        ---------
     Weighted average number of common shares (a)................................       2,440,443
                                                                                        ---------

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(a) The calculation of the weighted average number of outstanding shares considers the length of time the common shares were outstanding for the related periods.